UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2006

Avigen, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

(510) 7487150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On March 21, 2006, Avigen, Inc. received an executed copy of its offer letter to Mr. Richard J. Wallace in connection with Mr. Wallace’s becoming a member of Avigen’s Board of Directors (although the date of Mr. Wallace’s signature on the offer letter was March 17, 2006, it was not delivered until March 31, 2006).  The terms of the offer letter are more fully described below in Item 5.02 of this Current Report on Form 10-K, which description is incorporated into this Item 1.01 by reference.     A copy of Mr. Wallace’s offer letter is filed as Exhibit 10.1 to this Form 8-K, which is also incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective on March 20, 2006, the date Richard J. Wallace informed Avigen that he had accepted Avigen’s offer to become a member of its Board of Directors, Mr. Wallace became a member of Avigen’s Board of Directors.  Pursuant to the terms of the offer letter between Avigen and Mr. Wallace:

1.       Mr. Wallace was granted stock options to purchase an aggregate of 30,000 shares of Avigen’s common stock, with an exercise price equal to the fair market value on the date of grant, vesting over three years in three equal annual installments;

2.       Mr. Wallace will receive an option to purchase an additional 20,000 shares at each annual meeting of Avigen’s stockholders (with respect to the first such grant, the option will be pro rated such that the fraction of such 20,000 shares shall equal the fraction of the year that he serves until the 2006 annual meeting), with an exercise price equal to the fair market value on the date of grant, vesting over three years in three equal annual installments; and

3.       Mr. Wallace will receive an annual retainer of $28,000.

          At the time of the filing of this Form 8-K, Avigen expects that Mr. Wallace will serve on one or more committees of the Board, but has not made a determination as to which committee or committees.

          Mr. Wallace is Senior Vice President of Global Commercial Strategy at GlaxoSmithKline (GSK) and a member of their Research and Development Executive, Commercial Operations Committee and Product Management Board. Since joining GSK in 1992, Mr. Wallace has performed a number of roles from Vice President Commercial (Canadian Pharmaceuticals), Vice President US Business Development, and Vice President Sales & Marketing ( US Oncology and HIV). Mr. Wallace has over the past six years in R&D led Global Clinical Development and Product Strategy roles in Neurosciences expanding to all therapeutic areas of the GSK portfolio. Mr. Wallace’s experience prior to joining GSK includes eight years with Bristol Myers Squibb and seven years at Johnson & Johnson (in assignments spanning marketing, sales, manufacturing and general management). Mr. Wallace received B.Commerce and B.Com. Honors degrees from Rhodes University, South Africa.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated March 17, 2006, between Avigen, Inc. and Richard J. Wallace

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2006	By:	/s/ M. Christina Thomson

M. Christina Thomson
Vice President, Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated March 17, 2006, between Avigen, Inc. and Richard J. Wallace